                                               EXHIBIT 21

                                    SUBSIDIARIES OF THE COMPANY

                                                                                        JURISDICTION
        PARENT                                  SUBSIDIARY                            OF INCORPORATION
        ------                                  ----------                            ----------------

American Business                 American Business Credit, Inc. ("ABC")                    Pennsylvania
Financial Services, Inc.
("ABFS")

           ABC                    Processing Service Center, Inc.                           Pennsylvania

           ABC                    HomeAmerican Credit, Inc. ("HAC")(1)                      Pennsylvania

           ABC                    HomeAmerican Consumer Discount, Inc.                      Pennsylvania

           ABC                    American Business Leasing, Inc.                           Pennsylvania

           ABC                    ABC Holdings Corporation                                  Pennsylvania

           ABC                    American Business Finance Corporation                       Delaware

           ABC                    August Advertising Agency Inc.                            Pennsylvania

       ABC & HAC                  ABFS 1995-1, Inc.                                           Delaware

       ABC & HAC                  ABFS 1995-2, Inc.                                           Delaware

       ABC & HAC                  ABFS 1996-1, Inc.                                           Delaware

       ABC & HAC                  ABFS 1996-2, Inc.                                           Delaware

       ABC & HAC                  ABFS 1997-1, Inc.                                           Delaware

       ABC & HAC                  ABFS 1997-2, Inc.                                           Delaware


(1)  HomeAmerican Credit, Inc. is doing business as Upland Mortgage.